EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm
We hereby consent to the inclusion in this Annual Report on Form 40-F for the year ended December 31, 2017 of Canadian Natural Resources Limited, of our report dated February 28, 2018, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in this Annual Report.
We also consent to the incorporation by reference in the Registration Statements on Form F-10 (SEC file numbers 333-219366 and 333-219367) of Canadian Natural Resources Limited of our report dated February 28, 2018 referred to above. We also consent to reference to us under the heading “Interests of Experts,” which appears in the Annual Information Form included in this Annual Report on Form 40-F, which is incorporated by reference in such Registration Statements.

SIGNED "PricewaterhouseCoopers LLP"

Chartered Professional Accountants
Calgary, Canada
March 21, 2018